     (c) Past-due Amounts.  CDnow agrees to pay interest on amounts more than 30
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days past due at the lesser of [***] per month or the highest rate allowed by law, such interest to accrue from the invoice date. Sound Delivery in its sole discretion may refer to an agency or an attorney for collection any past due amount, and CDnow will be liable for the payment thereof and all costs and expenses incident thereto, including reasonable attorney's fees.

12.  Proprietary Rights.
     ------------------

     (a) Confidential Information.  Each party acknowledges that, in the course
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of dealings between the parties, each party may acquire information, identified as confidential, about the other party or the other party's customers, their business activities and operations, and their technical information and trade secrets, of a highly confidential and proprietary nature. The party that acquires such information will hold it in strict confidence and will not use such information except as reasonably necessary to perform its obligations under this Agreement or disclose the same to third parties except for any information generally available to or known to the public, independently developed outside the scope of this Agreement, lawfully disclosed by a third party, or required to be disclosed to a tribunal, provided that in the case of required disclosures to tribunals, the party will use commercially reasonable efforts to obtain protective orders maintaining the confidentiality of such information.

     (b) Audiofile Database.  The rights to intellectual property related to the
         ------------------
Audiofile database are governed by the Audiofile License.

     (c) No Rights to Marks.  Each party is hereby granted no rights in or to
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the other party's Marks.  "Marks" means the trademarks, service marks, trade names or other marks, registered or otherwise, used by either Sound Delivery or CDnow, as applicable.

13.  Termination.
     -----------

     (a) Terms.  The term of this Agreement begins on the date this Agreement is
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executed and delivered by both parties and expires two years thereafter;
provided, however, that this Agreement shall automatically be renewed for subsequent one year terms unless one party notifies the other at least 90 days prior to the expiration of the initial term or any subsequent one year term of its intent not to renew this Agreement upon the expiration of such term.

     (b) Early Termination.  Either party may terminate this Agreement upon
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thirty (30) written notice under the following conditions:

          (i) Sound Delivery discontinues fulfillment services to on-line services, or CDnow discontinues the sale of pre-recorded music; or

          (ii) Sound Delivery or CDnow delivers to the other party a 30-day written notice of termination for a material breach of this Agreement, provided such breach was

[Confidential treatment requested for redacted portions of document]


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